UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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Kinerjapay Corp.

(Name of Registrant as Specified In Its Charter)

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INFORMATION STATEMENT

OF

KINERJAPAY CORP.

Multatuli, No. 8A, Clyde Road

Medan, Indonesia, 20151

+62-819-6016-168

To the Holders of Common and Preferred Stock:

On October 21, 2020, the Board of Director of Kinerjapay Corp. unanimously authorized and approved a reverse split of the issued and outstanding shares of the Company’s common stock, par value $0.0001 (the “Common Stock”), including shares of Common Stock reserved for issuance, in a ratio to be determined by the Company’s Board of Directors, not to exceed a ratio of one-for-three thousand (1:3000) (the “Reverse Split”).

The Reverse Split was authorized and approved by the joint written consent of the Board of Directors and majority consenting stockholder of the Company dated October 21, 2020, a copy of which is attached hereto as Exhibit A.

This Information Statement will be sent to you for information purposes only and you are not required to take any action.

By order of the Board of Director:

Date: October 22, 2020

By:	/s/ Edwin W. Ng
Edwin W. Ng, Chairman

Medan, Indonesia

KINERJAPAY CORP.

Multatuli, No. 8A, Clyde Road

Medan, Indonesia, 20151

+62-819-6016-168

Information Statement Pursuant to Section 14C of the Securities Exchange Act of 1934

This Information Statement (“Information Statement”) has been filed with the Securities and Exchange Commission Stock”) by Kinerjapay Corp., a Delaware corporation (the “Registrant” or “Company”) pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is being furnished to the holders of the Company’s outstanding shares of Common Stock and outstanding shares of the Series B Preferred Stock, par value $0.0001 per share (the “Super Voting Preferred Stock”). This Information Statement is to notify holders of our Common Stock and Preferred Stock (the “Common Stockholders” and “Preferred Stockholders,” respectively) that in lieu of a meeting of stockholders entitled to vote, the Company received, the written consent of the Company’s Board of Directors and of a person who is the holder of a majority of 51.08% of the Company’s shares of voting capital stock, consisting of Edwin Witarsa Ng, our CEO and sole director, who is the holder 1,266,667 shares of Common Stock and 500,000 shares of the Super Voting Preferred Stock (the “Majority Consenting Stockholders”).

The Super Voting Preferred Stock has the right to vote in the aggregate on all shareholder matters, votes equal to 51% of the total shareholder vote no matter how many shares of Common Stock or other voting stock of the Company are issued and outstanding in the future. Mr. Edwin Witarsa Ng, having 51.08% of the total voting power, together with the consent of the Company’s Board of Directors, has authorized this Reverse Split by joint consent (the “Joint Written Consent”), a copy of which is attached as Exhibit A hereto.

The purpose of this Information Statement is to provide disclosure to our stockholders regarding the Reverse Split (the “Corporate Action”) ratified and approved by the Joint Written Consent to implement a Reverse Split in a ratio and at a time and date to be determined by the Company’s Board of Directors, not to exceed a one-for-three thousand (1:3000) basis, within one hundred eighty (180) days from the date of filing of the Definitive Information Statement on Form 14C with the SE. The Board of Directors decided that it is in the best interests of the Company and its stockholders to extend the time to determine the ratio of the Reverse Split for an additional one hundred eighty (180) days in order to: (i) evaluate the success of its capital raising efforts; and (ii) the growth of its operations during the extension.

The Reverse Split ratio one-for-three thousand (1:3000) was based upon the recent share price of $0.001, and Management believes that the Reverse Split ratio may be lower than 1:3000 and may, in fact, be in the range of 1:2,000 or 1:1,000 or perhaps lower.

In order to implement the Reverse Split and after filing of the Definitive Information Statement on Schedule 14C with the SEC, the Company must make application with FINRA to approve the Corporate Action, designating the ratio of the Reverse Split.

The Corporate Action by Joint Written Consent in lieu of a meeting was done in accordance with Section 242 of the Delaware General Corporation Law (“DGCL”). Accordingly, your consent is not required and is not being solicited in connection with the approval of the Action.

Pursuant to Rule 14c-2(b) promulgated by the SEC under the Securities Exchange Act of 1934 (the “Exchange Act”), the actions approved by the Joint Written Consent of the Board of Directors and the Majority Consenting Stockholders cannot become effective until twenty (20) days from the date of mailing of the Definitive Information Statement to our stockholders. This Information Statement shall constitute notice to our stockholders of the above Corporate Action taken by the Corporation pursuant to the Joint Written Consent.

New Common Stock certificates will not be issued on or after the date that FINRA approves the Reverse Split (the “Effective Date”) but may be issued subsequently with respect to any certificates returned to the transfer agent upon a sale, exchange, or for any other purpose following the implementation of the Reverse Split. No fractional shares will be issued in connection with the Reverse Split. Any fractional share will be rounded up to the third whole integer in such a manner that every stockholder shall own at least 100 shares as a result of the Reverse Split.

The Company’s Common Stock is subject to quotation on the OTC Market under the symbol “KPAY.” Upon the approval by FINRA the Reverse Split, FINRA will change our symbol from “KPAY” to “KPAYD” for a period of twenty (20) business days to indicate to the brokerage and investment community that the Reverse Split has occurred, following which our symbol will be “KPAY” once again.

VOTING CAPITAL STOCK

On December 17, 2018, the Company’s board of directors authorize 500,000 shares of Series B Preferred Stock, par value of $0.0001, all of which were issued to one person set forth on the Joint Written Consent as the holder of all of the Series B Preferred Stock. The Series B Preferred Shares have the right to vote in the aggregate, on all shareholder matters votes equal to 51% of the total shareholder vote on any and all shareholder matters. The Series B Preferred Stock will be entitled to this 51% voting right no matter how many shares of common stock or other voting capital stock of the Company is issued and outstanding in the future.

As of October 21, 2020 (the “Record Date”), there were outstanding (i) 1,513,872,948 shares of our Common Stock, and (ii) 500,000 shares of our Super Voting Preferred. Based upon the 1,513,872,948 shares of Common Stock outstanding, the Super Voting Preferred Stock is entitled to cast 772,075,204 votes. In addition, the holder of the Super Voting Preferred Stock also owns 1,266,667 shares of Common Stock and collectively, the Majority Consenting Stockholder’s has a total of 773,341,871 voting shares representing 51.08% of the total voting capital stock of the Company as of the Record Date.

REVERSE SPLIT

On the record Date, the Company’s Board of Directors unanimously approved the of the Reverse Split of the issued and outstanding shares of Common Stock, including shares of Common Stock reserved for issuance, in a ratio and at a time and date to be determined by the Company’s Board of Directors, not to exceed a one-for-three thousand (1:3000) basis within one hundred eighty (180) days from the date of filing of this amended Definitive Information Statement on Form 14C with the SEC. The Board of Directors decided that it is in the best interests of the Company and its stockholders to extend the time to determine the ratio of the Reverse Split for an additional one hundred eighty (180) days in order to: (i) evaluate the success of its capital raising efforts; and (ii) the growth of its operations during the extension.

The Corporate Action, which provides for the implementing the Reverse Split, was based upon and approved by the Joint Written Consent of the Board of Directors and Majority Consenting Stockholders dated October 21, 2020, a copy of which is attached hereto as Exhibit A.

Material Terms of the Reverse Split

In the event that the Board of Directors implements a one-for ten thousand (1:3000) reverse, the maximum authorized by the Joint Written Consent, of which there can be no assurance, there will approximately 50,462 shares of Common Stock issued and outstanding, excluding the shares reserved for issuance underlying the convertible notes. The Board of Directors believes that the Reverse Split will affect all holders of shares of Common Stock and holders of convertible note equally but will not affect the outstanding shares of Super Voting Preferred Stock. The Company believes that the Reverse Stock will benefit all stockholders, as without the Reverse Split, the Company in all likelihood will have difficulties if and when it seeks to raise additional capital for which there can be given no assurance.

However, the reduction in the number of outstanding shares of Common Stock following implementation of the Reverse Split, if implemented, could adversely affect the trading market for our Common Stock by reducing the relative level of liquidity of the shares of Common Stock. Further, there can be no assurance that the Reverse Split will result in a proportionate increase or, for that matter, any increase, in the price of the shares of Common Stock subject to quotation on the OTC Market.

Any new shares issued following the Effective Date of the Reverse Split will be fully-paid and non-assessable shares. On the Effective Date of the Reverse Split, the number of stockholders will remain unchanged because those stockholders who would otherwise receive only be entitled to receive a fractional share will receive a number of shares rounded up to the third whole integer in such a manner that every stockholder shall own at least 100 shares as a result of the Reverse Split.

The Reverse Split will not change the number of authorized shares of Common Stock, which will continue to be 35,000,000,000 shares of Common Stock, or the par value of our Common Stock, which will continue to be $0.0001 per share. While the aggregate par value of our outstanding Common Stock will be reduced as a result of the Reverse Split, our additional paid-in capital will be increased by a corresponding amount. Therefore, the Reverse Split will not affect our total stockholders’ equity. All share and per share information will be retroactively adjusted to reflect the Reverse Split for all periods presented in our future financial reports and regulatory filings.

On the Record Date, the closing price of our shares subject to quotation on the OTC Market was $0.001 and the total market value was approximately $1,513,873 based on the 1,513,872,948 shares of Common Stock issued and outstanding.

Rationale for the Reverse Split

The Board of Directors believes that a Reverse Split should, at least initially, increase the price of our shares of Common Stock to approximately $3.00 per share, in the event that our Board of Directors elected to implement the maximum reverse based on a one-for-three thousand (1:3000) ratio, which ratio is subject to the discretion of our Board of Directors. Our stockholders should understand that as of the date of this Information Statement, our Board has not determined the exact ratio of the Reverse Split nor the date that the Reverse Split will be implemented. Nevertheless, the Joint Written Consent provides that the Reverse Split, if implemented, must be initiated within 180 days of the filing of the Definitive Information Statement, as amended, subject to approval of the Reverse Split by FINRA.

While the Reverse Split will not increase to total market value of our Common Stock, the Board of Directors believes that the increase in the price of our shares of Common Stock, which increase may not necessarily be sustained, should make our shares of Common Stock more attractive to potential investors, encourage investor interest and trading in, and possibly the marketability of, our Common Stock.

In addition, because brokers’ commissions on lower-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current per share price of our Common Stock can result in individual stockholders paying transaction costs (commissions, markups or markdowns) that constitute a higher percentage of their total share value than would be the case if the share price of our Common Stock were higher. This difference in transaction costs may also further limit the willingness of institutional investors to purchase shares of our Common Stock.

Trading in our shares of Common Stock also may be adversely affected by a variety of policies and practices of brokerage firms that discourage individual brokers within those firms from dealing in low-priced stocks. These policies and practices pertain to the payment of brokers’ commissions and to time-consuming procedures that make the handling of low-priced stocks unattractive to brokers from an economic standpoint. Similarly, many brokerage firms are reluctant to recommend low-priced stocks to their customers and the analysts at many brokerage firms do not provide coverage for such stocks. The Board also believes that the decrease in the number of shares of Common Stock outstanding as a consequence of the Reverse Split, and the anticipated increase in the price of the Common Stock, could generate interest in the Common Stock and possibly promote greater liquidity for the Company’s stockholders. However, the Company’s aggregate market capitalization could be reduced to the extent that any increase in the market price of the Common Stock resulting from the Reverse Split is proportionately less than the decrease in the number of shares of Common Stock outstanding.

The Board further believes that the total number of shares of our Common Stock currently outstanding is disproportionately large relative to our present market capitalization and that the Reverse Split would bring the number of outstanding shares to a level more in line with other companies with comparable market capitalizations. Moreover, the Board considered that when the number of outstanding shares of Common Stock is unreasonably large in relation to Company’s operations. Upon implementation of the Reverse Split and decrease the number of shares of Common Stock that are issued and outstanding, our investors could more easily understand the impact on earnings or loss per share attributable to future developments in our business.

We ultimately cannot predict whether, and to what extent, the Reverse Split would achieve the desired results. The price per share of our Common Stock is a function of various factors, including the profitability of our business operations.

Accordingly, there can be no assurance that the market price of our Common Stock after the Reverse Split would increase in an amount proportionate to the decrease in the number of issued and outstanding shares, or would increase at all, that any increase can be sustained for a prolonged period of time or that the Reverse Split would enhance the liquidity of, or investor interest in, our Common Stock.

Notwithstanding the foregoing, our Board of Directors believes that the potential positive effects of the Reverse Split outweigh the potential disadvantages. In making this determination, our Board of Directors has taken into account various negative factors, including: (i) the negative perception of Reverse Splits held by some stock market participants; (ii) the adverse effect on liquidity that might be caused by a reduced number of shares outstanding; and (iii) the costs associated with implementing the Reverse Split. The effect of the Reverse Split upon the market price of our Common Stock cannot be predicted with any certainty, and the history of similar stock splits for companies in similar circumstances to ours is varied. It is also possible that the Reverse Split may not increase the per share price of our Common stock in proportion to the reduction in the number of shares of our Common Stock outstanding or result in a permanent increase in the per share price, which depends on many factors.

After considering the foregoing factors, our Board determined that amending our Articles of Incorporation to implement the Reverse Split is in our best interests and that of our stockholders.

Effects of the Reverse Split

Except for the number of shares of Common Stock outstanding, the rights and preferences of shares of our Common Stock prior and subsequent to the Reverse Split would remain the same. We do not anticipate that our financial condition, the percentage of our stock owned by management, the number of our stockholders, or any aspect of our current business would materially change as a result of the Reverse Split.

Our Common Stock is currently registered under Section 12(g) of the Exchange Act and, as a result, we are subject to periodic reporting and other requirements. The proposed Reverse Split would not affect the registration of our Common Stock under the Exchange Act.

After the Effective Date of the Reverse Split, each stockholder would own a reduced number of shares of our Common Stock, based upon the ratio of the reverse, which will be subject to the determination of our Board of Directors. However, a Reverse Split would affect all stockholders equally and will not affect any stockholder’s percentage ownership of the Company, except for the immaterial result that the Reverse Split shall involve in the rounding up of any fractional shares up to the third whole integer in such a manner that every stockholder shall own at least 100 shares as a result of the Reverse Split, as described herein. For example, a holder of two (2%) percent of the voting power of the outstanding shares of Common Stock immediately prior to the Reverse Split would continue to hold two (2%) percent of the voting power of the outstanding shares of Common Stock after the Reverse Split. However, with respect to those stockholders who, as a result of the Reverse Split, would have owned less than 100 shares but, as a result of the rounding up to the third whole integer (or 100 shares), their post-Reverse Split ownership percentage may differ slightly as a result of the rounding up provision. Proportionate voting rights and other rights and preferences of the holders of our Common Stock would not be affected by the Reverse Split. There will be no payment of cash in lieu of any fractional shares. Furthermore, the number of stockholders of record would not be affected by the Reverse Split. Authorized but Unissued Shares; Potential Dilution and Anti-Takeover Effects.

Upon the Effective Date of the Reverse Split, the Company is expected to have approximately 504,624 shares outstanding, assuming a 1:3000 Reverse Split and will continue to have 35,000,000,000 shares of Common Stock authorized. Based on the 1:3000 Reverse Split, the Company will have available 34,999,495,376 shares of Common Stock authorized but unissued. However, if the Board of Directors determines that it is in the best interests of the Company and its stockholders to implement a 1:2000 or a 1:1000 Reverse Split, the Company will have approximately 756,936 or 1,513,873 shares of Common Stock outstanding, depending upon the effect of rounding up fraction shares and odd-lot holders to a minimum of 100 shares, after implementation of the Reverse Split. The ultimate determination of the Board of Directors on the ratio of the Reverse Split shall be based upon, among other factors, the prevailing market price of the Company’s shares of Common Stock during the period prior the Reverse Split determination. After the Reverse Split is implemented, there will be available, in any event, a significant number of authorized but unissued shares of Common Stock available for issuance from time to time for business purposes as reasonably determined by the Board of Directors, including for use in capital-raising transactions and acquisitions, among other purposes, consistent with our business objectives.

The significant increase in the proportion of unissued authorized shares to issued shares after the Reverse Split could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board of Directors or contemplating a tender offer or other transaction for the combination of our company with another company), we are not proposing the Reverse Split in response to any effort of which we are aware to accumulate any of our shares of our Common Stock or to otherwise seek to obtain control of the Company. Our Board of Directors does not currently contemplate recommending the adoption of any other proposals that could be construed to affect the ability of anyone to take over or change the control of the Company.

We believe that the availability of the additional shares will provide us with the flexibility to pursue potential transactions as they arise, to take advantage of desirable business opportunities and to respond effectively in a changing corporate environment. For example, we may elect to issue shares of Common Stock to raise equity capital, to make acquisitions using shares of Common Stock, to establish strategic relationships with other companies, to adopt additional employee benefit plans or reserve additional shares for issuance under such plans, where the Board determines it advisable to do so, without the necessity of soliciting further stockholder approval, subject to applicable stockholder vote requirements.

If we issue additional shares for any of the above purposes, the aggregate ownership interest of our current stockholders, and the interest of each such existing stockholder, would be diluted, possibly substantially. Although we continually examine potential transactions, we have no current plans or arrangements to issue any additional shares of Common Stock. Furthermore, the additional shares of Common Stock that would become available for issuance upon the Effective Date of the Reverse Split could also be used by the Company’s management to oppose any potential hostile takeover attempt or delay or prevent changes in control or changes in or removal of the Company.

For example, without further stockholder approval, our Board of Directors could authorize the issuance and sale of shares of Common Stock in one or more private transactions to purchasers who would oppose a takeover or favor the current Board. Although the Reverse Split was based upon business and financial considerations that we consider reasonable and necessary as of the Record Date, as discussed above, stockholders nevertheless should be aware that approval of one or more of the proposals could facilitate future efforts by management to deter or prevent a change in control of the Corporation.

Accounting Matters

The Reverse Split would not affect the par value of our Common Stock. As a result, on the Effective Date of the Reverse Split, the stated par value capital on our balance sheet attributable to our Common Stock would be reduced and the additional paid-in capital account would be credited with the amount by which the stated capital is reduced. The per-share net income or loss and net book value per share of our Common Stock would be increased because there would be fewer shares of our Common Stock outstanding.

We present earnings per share (“EPS”) in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 128, “Earnings per Share,” and we will comply with the requirements of SFAS No. 128 with respect to reverse stock splits. In pertinent part, SFAS No. 128 says as follows: “If the number of common shares outstanding decreases as a result of a reverse stock split, the computations of basic and diluted EPS shall be adjusted retroactively for all periods presented to reflect that change in capital structure. If changes in Common Stock resulting from reverse stock splits occur after the close of the period but before issuance of the financial statements, the per-share computations for those and any prior-period financial statements presented shall be based on the new number of shares. If any per-share computations reflect such changes in the number of shares, that fact shall be disclosed.”

Fairness of the Process

The Board of Directors did not obtain a report, opinion, or appraisal from an appraiser or financial advisor with respect to the Reverse Split and no representative or advisor was retained on behalf of the unaffiliated stockholders to review or negotiate the transaction. The Board of Directors concluded that the additional expense of these independent appraisal procedures was unreasonable in relation to the Company’s available cash resources and concluded that the Board of Directors could adequately establish the fairness of the Reverse Split without the engagement of third parties.

Street Name Holders of Common Stock

The Company intends for the Reverse Split to treat stockholders holding Common Stock in street name through a nominee (such as a bank or broker) in the same manner as stockholders whose shares are registered in their names. Nominees will be instructed to affect the Reverse Split for their beneficial holders. However, nominees may have different procedures. Accordingly, stockholders holding Common Stock in street name should contact their nominees.

Stock Certificates

Mandatory surrender of certificates is not required by our stockholders. The Company’s transfer agent will adjust the record books of the company to reflect the Reverse Split as of the Effective Date of the Reverse Split. New certificates will not be mailed to stockholders.

Federal Income Tax Consequences

The following description of federal income tax consequences of the reverse stock split is based on the Internal Revenue Code of 1986, as amended, the applicable Treasury Regulations promulgated thereunder, judicial authority, and current administrative rulings and practices as in effect on the date of this information statement. The discussion is for general information only and does not cover any consequences that apply for special classes of taxpayers (e.g., non-resident aliens, broker-dealers or insurance companies). We urge all stockholders to consult their own tax advisers to determine the particular consequences to each of them of the reverse stock split.

We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the reverse stock split. We believe, however, that because the reverse stock split is not part of a plan to periodically increase or decrease any stockholder’s proportionate interest in the assets or earnings and profits of our company, the reverse stock split would have the federal income tax effects described below.

The exchange of pre-split shares for post-split shares should not result in recognition of gain or loss for federal income tax purposes. In the aggregate, a stockholder’s basis in the post-split shares would equal that stockholder’s basis in the pre-split shares. A stockholder’s holding period for the post-split shares would be the same as the holding period for the pre-split shares exchanged therefore. Provided that a stockholder held the pre-split shares as a capital asset, the post-split shares received in exchange therefore would also be held as a capital asset.

There is no provision for stockholders’ receiving cash in lieu of any fractional share interest because any fractional shares will be rounded up to the third whole integer in such a manner that every stockholder shall own at least 100 shares as a result of the Reverse Split, instead fractional shares are being rounded up to the next whole share.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND

RELATED STOCKHOLDER MATTERS

The following table lists the number of shares of Common Stock of our Company as of the Record Date that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding Common Stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of Common Stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within sixty (60) days. Under the rules of the SEC, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he/she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The business address of each beneficial owner listed is in care of Multatuli, No. 8A Clyde Road, Medan, Indonesia, 20151, unless otherwise noted. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our Common Stock owned by them, except to the extent that power may be shared with a spouse.

As of the Record Date, the Company has 1,513,872,948 shares of Common Stock and 500,000 shares of Super Voting Preferred Stock outstanding.

Name of Beneficial Owner (1)	Common Stock Beneficially Owned (1)	Percentage of Common Stock owned	Shares of Series B Preferred Stock Held (2)	Percentage of Series B Preferred Stock Held	Number and Percentage of Total Voting Shares
Edwin Witarsa Ng, CEO and Chairman	1,266,667 shares	0.10%	500,000 shares	100%	773,341,871 shares or 51.08%
Butet Evans, Interim CFO	-0-	0.00%	-0-	0.00%	0.00%
Directors and Officers (2 persons)	1,266.667 shares	0.10%	500,000 shares	100%	773,341,871 shares or 51.08%

1. Applicable percentage ownership is based on 1,513,872,948 shares of Common Stock outstanding as of the Record Date.

2. The 500,0000 shares of Super Voting Preferred Shares held by Edwin Witarsa Ng have the right to vote in the aggregate, on all shareholder matters votes equal to 51% of the total shareholder vote on any and all shareholder matters. The Super Voting Preferred Stock will be entitled to this 51% voting right, representing at present 772,075,204 votes, based on the 1,513,872,948 shares of Common Stock outstanding, no matter how many shares of Common Stock or other voting stock of the Company’s stock are issued and outstanding in the future. In addition, Mr. Ng owns 1,266,667 shares of Common Stock and, as a result, have total voting capital stock, including the Super Voting Preferred Shares, of 773,341,871 shares, representing 51.08 of the total voting capital stock of the Company.

We will also provide without charge, to each person to whom a proxy/information statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all of the information that has been incorporated by reference in this proxy statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the proxy statement incorporates). Such requests should be directed to the address and phone number indicated below. This includes information contained in documents filed subsequent to the date on which definitive copies of the proxy statement are sent or given to security holders, up to the date of responding to the request.

The Company is subject to the filing requirements of the Exchange Act, and in accordance therewith files reports, proxy/information statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “Exchange Act Filings”) with the SEC. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street, NE Washington, D.C, 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, NE Washington, D.C 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

By order of the Board of Director:

Medan, Indonesia

Date: October 22, 2020

By:	/s/ Edwin W. Ng
Edwin W. Ng, Chief Executive Officer & Chairman

Exhibit A

JOINT WRITTEN CONSENT

OF THE BOARD OF DIRECTORS

AND

MAJORITY CONSENTING STOCKHOLDERS

OF

KINERJAPAY CORP.

October 21, 2020

The undersigned, being all of the members of the Board of Directors of Kinerjapay Corp., a Delaware corporation (the “Corporation”), acting together with the written consent of the holders (the “Majority Consenting Stockholders”) of a majority of the outstanding voting shares of the Corporation’s common stock, par value $0.0001 (the “Common Stock”) and Series B Preferred Stock (the “Super Voting Preferred Stock”), par value $0.0001, acting pursuant to the authority granted by the provisions of Section 242 of the Delaware General Corporation Law (“DGCL”), do hereby adopt the following resolutions as of this 21st day of October 2020 (the “Joint Written Consent”).

WHEREAS, the Corporation has received the written consent of the Majority Consenting Stockholders, a copy of which is attached to this Joint Written Consent of the Corporation’s Board of Directors and Majority Consenting Stockholders.

NOW, THEREFORE, BE IT RESOLVED as follows:

RESOLVED, that the Corporation file: (i) an Information Statement on Schedule 14C with the SEC with respect to implement a reverse split of the issued and outstanding shares of Common Stock, including the shares of Common Stock reserved for issuance underlying the Corporation’s convertible notes (the “Reverse Split”), provided that the Reverse Split: (i) does not exceed one-for-ten thousand (1:3000); and (ii) is implemented within one hundred eighty (180) days from the date of filing of the Definitive Information Statement on Form 14C with the SEC; and

FURTHER RESOLVED, that this Joint Written Consent of the Board of Directors and Majority Consenting Stockholders shall be added to the corporate records of this Corporation and made a part thereof, and the resolutions set forth above shall have the same force and effect as if adopted at a meeting duly noticed and held by the Board of Directors and the Majority Consenting Stockholders of this Corporation; and

FURTHER RESOLVED, that this Joint Written Consent may be executed in counterparts and with facsimile signatures with the effect as if all parties hereto had executed the same document, all counterparts of which shall be construed together and shall constitute a single Joint Written Consent; and

FURTHER RESOLVED, that pursuant to Section 242 of the Delaware General Corporation Law, based upon the issued and outstanding shares of Common Stock and issued and outstanding 500,000 shares of Super Voting Preferred Stock entitled to fifty-one percent (51%) of the total voting capital stock on all such matters regardless of the actual number of shares of Super Voting Preferred Stock then outstanding, the affirmative vote of 772,075,204 shares of voting capital stock are required to approve the Corporate Action, and pursuant to this Joint Written Consent of the Corporation’s Board of Director and the Majority Consenting Stockholder of the Corporation, the Corporate Action has received the affirmative vote of holders of 773,341,871 shares or 51.08% of voting capital stock and have hereby authorized, ratified and approved the forgoing actions and thereby direct that this Joint Written Consent of the Board of Directors and Majority Stockholder be filed with the minutes of the meetings of the Corporation.

The number of shares of Corporation’s voting capital stock issued and outstanding as of October 21, 2020 (the “Record Date”) are:

(i) 1,513,872,948 shares of Common Stock; and (ii) 500,000 shares of Super Voting Preferred Stock entitled to fifty-one percent (51%) of the total voting capital stock.

The number of shares of the Corporation’s voting capital stock, including shares of Common Stock and Super Voting Preferred Stock owned of record and beneficially by the Majority Consenting Stockholders and consenting to the adoption of these resolutions, total 773,341,871 shares of voting capital stock, representing 51.08% of the total voting capital stock of the Corporation.

FURTHER RESOLVED, that any action or actions heretofore taken by any officer of the Corporation for and on behalf of the Corporation in connection with the foregoing resolutions are hereby ratified and approved as duly authorized actions of the Corporation. This Joint Written Consent shall be added to the corporate records of the Corporation and made a part thereof, and the resolutions set forth above shall have the same force and effect as if adopted at a meeting duly noticed and held by the Corporation.

This Joint Written Consent may be executed in counterparts and with facsimile signatures with the effect as if all parties hereto had executed the same document. All counterparts shall be construed together and shall constitute a single Joint Written Consent.

/s/ Edwin Witarsa Ng
Edwin Witarsa Ng., Chairman

MAJORITY CONSENTING STOCKHOLDERS

Name	Shares of Super Voting Preferred Stock	Shares of Common Stock	Voting Capital Stock
/s/ Edwin W. Ng	500,000 shares	1,266,667 shares	773,341,871 shares or 51.08%
Edwin W. Ng
Total	500,000 shares	1,266,667 shares	773,341,871 shares or 51.08%